Exhibit (d)(i)

Cohen & Steers Tax-Advantaged Preferred Securities and

Income Fund

Organized under the laws of the State of Maryland

NUMBER	SHARES

Common Stock	CUSIP
This certificate is transferable in New York, NY	See reverse side for certain definitions

This is to Certify that                                                                                                                                                       is the owner of                                         fully paid and non-assessable shares of the Common Stock, par value $.001 per share, of Cohen & Steers Tax-Advantaged Preferred Securities and Income Fund hereinafter called the “Fund”, transferable on the books of the said Fund by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate duly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust and By-Laws and all amendments thereto, copies of which are on file in the offices of the Fund, to all of which the holder of acceptance hereof assents.

The Fund is authorized to issue more than one class of capital stock. The Fund will furnish a full statement of the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Fund is authorized to issue to any stockholder upon request without charge.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness, the seal of the Fund and the signatures of its duly authorized officers.

Dated:

Secretary	President

Notice: The signature to this assignment must correspond with the name as written upon the back of the certificate in every particular, without alteration or enlargement of any change whatever.

The Fund may issue more than one class of stock. Upon the request of a stockholder, and without charge, the Fund will provide a description of each class of stock that the Fund is authorized to issue, including the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each class, and, with respect to any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Trustees to set the relative rights and preferences of subsequent series.

The following abbreviations when used in the inscription on the face of the Certificate shall be construed as though they were written out in full according to applicable laws.

TEN COM	— as tenants in common	UNIF GIFT MIN ACT	— Custodian
TEN ENT	— as tenants by the entireties		(Cust) (Minor)
JT TEN	— as joint tenants with right of survivorship and not as tenant in common		Under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For value received,                hereby sell, assign and transfer unto

(Please insert social security or other identification number of assignee)

(Please print or typewrite name and address including postal zip code of assignee)

                                                                                                                                            Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                                                                    Attorney to transfer the said Shares on the books of the within-named Fund with full power of substitution in the premises.

Dated

In presence of